NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO SEPTEMBER 21, 2021. VOID AFTER 5:00 P.M., EASTERN TIME, SEPTEMBER 21, 2026.

COMMON STOCK PURCHASE WARRANT

For the Purchase of up to 156,320 Shares of Common Stock of
UNIQUE FABRICATING, INC.
1.Purchase Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of Taglich Brothers, Inc. (“Holder”), as owner of this Common Stock Purchase Warrant (the “Purchase Warrant”), to Unique Fabricating, Inc., a Delaware corporation (the “Company”), Holder is entitled, at any time or from time to time from [●], 2021 (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, [●], 2026 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to that number of shares of common stock of the Company, par value $0.001 per share (the “Shares”), equal to 8% of the aggregate number of Shares issued and sold in the offering by the Company of 1,954,000 Shares pursuant to that certain Private Placement Memorandum dated September 13, 2021 (the “Offering”), which amounts to 156,320 Shares, subject to adjustment as provided in Section 5 hereof. This Purchase Warrant will not be exercisable more than five years from the date of issuance of this Purchase Warrant. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. This Purchase Warrant is initially exercisable at an exercise price of $3.12 per Share, the book value per share of the Company’s common stock as of June 30, 2021, the last day of the fiscal quarter ended June 30, 2021; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated September __, 2021, among the Company and the purchasers signatory thereto.

2.Exercise.

2.1    Exercise Form. In order to exercise this Purchase Warrant, in whole or in part, the exercise form attached hereto (the “Notice of Exercise”) must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable by a check payable to the order of the Company or cash by wire transfer of immediately available funds to an account designated in writing from time to time by the Company. If the purchase rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2    Cashless Exercise. In lieu of exercising this Purchase Warrant by payment of cash by wire transfer or a check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the fair market value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the Notice of Exercise attached hereto, in which event the Company shall issue to Holder a number of Shares calculated in accordance with the following formula:

X = Y(A-B)
A

Where, X = The number of Shares to be issued to Holder;
Y = The number of Shares for which the Purchase Warrant would be issuable upon exercise of this Purchase Warrant in accordance with the terms of this Purchase Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;
A = The Fair Market Value of one Share; and
B = The Exercise Price.

For purposes of this Section 2.2, the “Fair Market Value” of a Share is defined as follows:

(i) if the Company’s common stock is traded on a securities exchange, the value shall be deemed to be the closing price on such exchange on the date immediately preceding the date of the Notice of Exercise being submitted in connection with the exercise of the Purchase Warrant; or (ii) if the Company’s common stock is not so traded but is actively quoted over-the-counter or another similar electronic securities quotation platform, the value shall be deemed to be the closing bid on the date immediately preceding the date of the Notice of Exercise being submitted in connection with the exercise of the Purchase Warrant, or if there is not any closing bid price quoted on such date then the last date for which there was a closing bid quoted. If there is no public market of any kind, the value of a Share shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3    Delivery of Warrant Shares Upon Exercise. The Company shall cause the Shares purchased hereunder to be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”), if the Company is then a participant in such system, and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by the Holder or (B) the Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Purchase Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) trading days after the delivery to the Company of the Notice of Exercise, (ii) one (1) trading day after delivery of the aggregate Exercise Price to the Company and (iii) the number of trading days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Purchase Warrant has been exercised, irrespective of the date of delivery of such Shares, provided that payment in cash of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) three (3) trading days and (ii) the number of trading days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Shares subject to a Notice of Exercise by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares subject to such exercise (based on the Fair Market Value of a Share as defined in Section 2.2 above), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day after such Share Delivery Date until such Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Purchase Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Shares as in effect on the date of delivery of the Notice of Exercise.

2.4    Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the Shares with respect to which this Purchase Warrant has been exercised pursuant to Section 2.3 by the Share Delivery Date, then the Holder will have the right to rescind such exercise.

2.5    Holder’s Exercise Limitations. The Company shall not effect any exercise of this Purchase Warrant, and a Holder shall not have the right to exercise any portion of this Purchase Warrant, pursuant to this Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates (such persons, the “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of the Company’s common stock beneficially owned by the Holder and its affiliates and Attribution Parties shall include the number of shares of the Company’s common stock issuable upon exercise of this Purchase Warrant with respect to which such determination is being made. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Purchase Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which portion of this Purchase Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Purchase Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which portion of this Purchase Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.5, in determining the number of outstanding shares of the

Company’s common stock, the Holder may rely on the number of outstanding shares of common stock as reflected in (A) the Company’s most recent periodic or annual report filed with the U.S. Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of common stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) trading day confirm orally and in writing to the Holder the number of shares of common stock then outstanding. In any case, the number of outstanding shares of the Company’s common stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Purchase Warrant, by the Holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of the Company’s common stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of this Purchase Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.5, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of this Purchase Warrant held by the Holder and the provisions of this Section 2.5 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Purchase Warrant.

2.6    Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend in substantially the following form unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3.    Transfer.

3.1    Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3.4 hereof, this Purchase Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Purchase Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Purchase Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Purchase Warrant or Purchase Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Purchase Warrant evidencing the portion of this Purchase Warrant not so assigned, and this Purchase Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Purchase Warrant to the Company unless the Holder has assigned this Purchase Warrant in full, in which case, the Holder shall surrender this Purchase Warrant to the Company within three (3) trading days of the date on which the Holder delivers an assignment form to the Company assigning this Purchase Warrant in full. The Purchase Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Shares without having a new Purchase Warrant issued.

3.2    Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Purchase Warrant and, upon any exercise hereof, will acquire the Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Act or any applicable state securities law, except pursuant to sales registered or exempted under the Act.

3.3    Warrant Register. The Company shall register this Purchase Warrant, upon records to be maintained by the Company and its transfer agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Purchase Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.4    Transfer Restrictions. If, at the time of the surrender of this Purchase Warrant in connection with any transfer of this Purchase Warrant, the transfer of this Purchase Warrant shall not be either (i) registered pursuant to an effective registration statement under the Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Purchase Warrant, as the case may be, comply with the provisions of Section 3.1 of the Purchase Agreement.

4.    New Purchase Warrants to be Issued.

4.1    Partial Exercise or Transfer. This Purchase Warrant may be divided or combined with other Purchase Warrants upon presentation hereof and, with respect to a combination with other Purchase Warrants, such other Purchase Warrants at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Purchase Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Purchase Warrant or Purchase Warrants in exchange for the Purchase Warrant or Purchase Warrants to be divided or combined in accordance with such notice. All Purchase Warrants issued on transfers or exchanges shall be dated the Initial

Exercise Date and shall be identical with this Purchase Warrant except as to the number of Shares issuable pursuant thereto.

4.2    Lost Purchase Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.    Adjustments.

5.1    Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1.    Share Dividends; Split Ups. If, after the Issuance Date, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.

5.1.2.    Aggregation of Shares. If, after the Issuance Date, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

5.1.3.    Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5.1.1 or Section 5.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reorganization or amalgamation or consolidation or share exchange of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 5.1.1 or Section 5.1.2, then such adjustment shall be made pursuant to Section 5.1.1, Section 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, or amalgamations, or consolidations, sales or other transfers.

5.1.4.    Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued on the Issuance Date. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.2    Substitute Purchase Warrant. In case of any consolidation of the Company with, or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section 5.2 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

5.3    Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6.    Reservation and Registration. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Purchase Warrants and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause the Shares to be registered on an effective registration statement for an offering to be made on a continuous bases (which may be a registration statement in which shares for the account of other holders of Company securities are to be registered) pursuant to Rule 415 under the Act, covering the resale of all of the Shares that are not then registered on an effective registration statement. Each registration statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its commercially reasonable efforts to cause a registration statement filed pursuant to this Purchase Warrant to be declared effective under the Act as promptly as possible after the filing thereof, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Act until the earliest of the dates that all Shares covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) if there is more than one Holder, as to any such Holder’s shares that may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to each Holder.

7.    Certain Notice Requirements.

7.1    Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

7.2    Events Requiring Notice. The Company shall be required to give the notice described in this Section 7.2 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed by the Company.

7.3    Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

7.4    Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
Attn: Doug Cain, President & CEO

With a copy (which shall not constitute notice) to:

Sills Cummis & Gross
One Riverfront Plaza
Newark, NJ 07102
Attn: Ira A. Rosenberg, Esq.

8.    Miscellaneous.

8.1    Amendments. The Company and each Holder may from time to time supplement or amend this Purchase Warrant without the approval of any of the other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and such Holder may deem necessary or desirable and that the Company and such Holder deem shall not adversely affect the interest of the other Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

8.2    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

8.3    Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

8.4    Governing Law; Submission to Jurisdiction. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Any legal suit, action or proceeding arising out of or based upon this Purchase Warrant shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

8.5    Waiver, etc. The failure of the Company or any Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ___ day of _________, 2021.
UNIQUE FABRICATING, INC.

By:
Name:
Title:

Agreed and Acknowledged:

TAGLICH BROTHERS, INC.

By:
Name:
Title:

Notice of Exercise
Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Shares of Unique Fabricating, Inc., a Delaware corporation (the “Company”) and hereby makes payment by a check payable to the order of Company or in cash by wire transfer of $____ (at the rate of $3.12 per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to purchase ______ Shares pursuant to Section 2.2 of the Purchase Warrant by cashless exercise, with the consideration to be paid for such Shares being equal to the reduction in the number of Shares for which the Purchase Warrant was otherwise exercisable calculated in accordance with the following formula:

X = Y(A-B)
A
Where, X = The number of Shares to be issued to Holder;
Y = The number of Shares for which the Purchase Warrant would be issuable upon exercise of this Purchase Warrant in accordance with the terms of this Purchase Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;
A = The fair market value of one Share; and
B = The Exercise Price.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted. The undersigned acknowledges and agrees that the issuance of Shares or, if applicable, a new Purchase Warrant to any person (including any entity) other than the undersigned is subject to the restrictions contained in, and compliance with, Section 3 of the Purchase Warrant.

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Purchase Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto the right to purchase shares of Unique Fabricating, Inc., a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 202__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.